Exhibit 10.1

LAND SALE AGREEMENT

It is on the 1st of August, 2019, this Agreement has been concluded by and between: -

FIRST PARTY: SPECIALIZED INVESTMENT COMPOUNDS CO. PLC, Represented by Mr. Saed A1-Hyasat / Chairman & Mr. Eyad Adnan Alkharouf Address: A1 Tajamouat Industrial City. P. O. Box 1 Amman 11636 Jordan Tel: 4027525 Fax: 4027535. Institution National No. 200022118.

SECOND PARTY: Jersh Garment and Fashinne Manufacturing Company Ltd, Represented by Baiju Cellamma .Address: Industrial Building “F” A1 Tajamouat Industrial City. P. O. Box: 22 Amman       Tel: 4026040 Fax4020639 Institution National No. 200058338.

Under this Agreement, with all legal and actual guarantees, this Agreement has been made on the following terms and conditions:-

1)	The first party (the seller) owns the Plot No. 1959 basin 3 Abu Suwaneh of Amman Lands located at A1 Tajamouat Industrial City, The total area of this plot is (12340) square meters

2)	The second party (the buyer) is willing to buy the Plot No. 1959 basin 3 Abu Suwaneh of Amman Lands located at A1 Tajamouat Industrial City from the first party.

3)	Both parties agree on the sale price is 70 Jordanian Dinars for each SQM, in which the value of the total plot area (863800) JD, payable as follow:-

•	40% on the date of signing this agreement.

•	60% on the date transferring the ownership.

4)	The second party agrees that he has examined and seen the Plot No. 1959 basin 3 Abu Suwaneh of Amman Lands located at A1 Tajamouat Industrial City which is subject to this agreement, and shall be estimated to have completely and legally satisfied itself as to the condition thereof.

5)	The second party agrees to continue the procedures of transferring the ownership and agrees to pay the rest of the agreed sale price within one month from the date of signing the agreement.

6)	All fees and expenses incurred in the transfer of ownership of the plot shall be borne by the second party.

7)	Arabic shall be the language that has the legal status and power to carry out the duties mentioned therein or to settle disputes in any judicial authority to which recourse shall be made.

8)	All services, notices and correspondences sent to the addresses indicated herein, are considered true and effective on the two parties and each party should notify the other party directly with the new addresses in the event of changing the above addresses.

9)	Every and each difference or dispute might be result from the interpretation, application or execution of any of this agreement articles, would be amicably solved between the two parties; otherwise, Amman Center Courts of Law “Palace of Justice” will have the jurisdiction to hear such difference or dispute and to determine the same according to the laws applicable in the Hashemite Kingdom of Jordan.

10)	This agreement has been made from ten articles including this article, on two pages and two originals where each party has been handed one signed original.

FIRST PARTY	SECOND PARTY